SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                              ____________________

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 _______________


                Date of Report (Date of earliest event reported):

                                 JANUARY 6, 1999

                                 _______________

                        POINTE COMMUNICATIONS CORPORATION
                                 _______________

                                     NEVADA
         (State or other jurisdiction of incorporation or organization)


               00-20843                        84-1097751
         (Commission File No.)              (I.R.S. Employer
                                            Identification No.)

              2839 PACES FERRY ROAD, SUITE 500
                      ATLANTA, GEORGIA                        30339
          (Address of principal executive offices)          (Zip Code)

       Registrant's telephone number, including area code:  (770) 432-6800


                 (Former address, if changed since last report)

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                       INFORMATION INCLUDED IN THIS REPORT

ITEM  5.  OTHER  EVENTS.

     On January 6, 1999, the Company issued a press release complying with the requirements of Rule 135(c) of the Securities Exchange Act of 1934 which reported that the Company had engaged investment bankers to assist in a private offering of $30 million of convertible preferred stock of the Company. The Company intends to use the net proceeds of the offering to fund the development of its domestic and international communications network, to repay indebtedness and for working capital and other general corporate purposes. The private placement is being co-managed by investment banking firms headquartered in New York and Atlanta. The offering is being made only to qualified accredited investors and there can be no assurance that the offering will be completed. In the same release, the Company indicated that it had secured $4 million in bridge financing to fund operations and network requirements for the period prior to the closing of the proposed private placement.

ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS.

     A copy of the press release referenced in Item 5 above is attached hereto as Exhibit 99.1

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated:  January  21,  1999

                                   POINTE  COMMUNICATIONS  CORPORATION


                                   By: /s/  Stephen  E.  Raville
                                       --------------------------------
                                       Chief  Executive  Officer

                                   By: /s/  Patrick  E.  Delaney
                                       ---------------------------------
                                       Chief  Financial  Officer

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